Exhibit 99.1

Sarepta Therapeutics Announces Long Term Plan to Consolidate Facilities within Massachusetts

CAMBRIDGE, Mass.—(BUSINESS WIRE)—March 8, 2016—Sarepta Therapeutics, Inc. (NASDAQ:SRPT), a developer of innovative RNA-targeted therapeutics, today announced a long term plan to move all of the Company’s operations to Massachusetts, as part of a strategic plan to increase operational efficiency.

Over the course of the year, the Company plans to close their facility in Corvallis, Oregon, which primarily focused on early-stage research and research manufacturing. As part of the consolidation, research activities and some employees will transition to Sarepta facilities in Andover and Cambridge, Massachusetts.

“For a biotechnology company of our size and stage of development, it is operationally important to centralize our facilities and focus our efforts on the R&D, manufacturing, and pre-commercialization of eteplirsen,” said Edward Kaye, Sarepta’s interim chief executive officer and chief medical officer. “To that end, we will consolidate operations to Massachusetts over the coming year to optimize the efficiency of our R&D and manufacturing teams.”

The consolidation efforts are planned to occur in four waves – in May, October, November, and December of this year – with an estimated completion date of December 30, 2016.

Sarepta Therapeutics has not received formal notification of a rescheduled date for the Peripheral and Central Nervous System Advisory Committee Meeting to review eteplirsen, but anticipates that it will be scheduled prior to the May 26, 2016 PDUFA date.

About Sarepta Therapeutics

Sarepta Therapeutics is a biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare, infectious and other diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying DMD drug candidates, including its lead DMD product candidate, eteplirsen, designed to skip exon 51. Sarepta is also developing therapeutics for the treatment of rare, infectious and other diseases. For more information, please visit us at www.sarepta.com.

Forward-Looking Statements

In order to provide Sarepta’s investors with an understanding of its current results and future prospects, this press release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the Company’s plan to consolidate its operations in Massachusetts; the expected completion date of such consolidation; the potential benefits of such consolidation, including increasing the operational efficiency the Company’s R&D and manufacturing teams; and the expected scheduling of the Peripheral and Central Nervous System Advisory Committee meeting.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Known risk factors include, among others: the consolidation may take longer than anticipated or otherwise negatively impact the Company and its business plans during and after the period during which the consolidation is being executed; the Company may not be able to obtain the benefits it is expecting from the consolidation; and those risks identified under the heading “Risk Factors” in Sarepta’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the Company’s filings with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Internet Posting of Information

We routinely post information that may be important to investors in the ‘For Investors’ section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Or

W2O Group

Ryan Flinn, 415-946-1059

Mobile: 510-207-7616

rflinn@w2ogroup.com